Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” for the Perkins Select Value Fund (one of the funds constituting Janus Investment Fund) in this Registration Statement on Form N-1A.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado

December 14, 2011